UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2008

NEONODE INC.
(Exact name of registrant as specified in its charter)

Delaware	0-8419	94-1517641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Warfvingesväg 45, SE-112 51 Stockholm, Sweden 4000 Executive Parkway, Suite 200, San Ramon, CA.		94583
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +468 678 18 50 — Sweden (925) 355-7700 — USA

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01: NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING

On May 29, 2008, Neonode Inc. (the Company) received a Nasdaq Staff deficiency letter from The NASDAQ Stock Market Listing Qualifications Department stating that for 10 consecutive business days, the market value of listed securities of the Company had been below the minimum $35,000,000 requirement for continued inclusion under Marketplace Rule 4310 (c)(3)(B) (the "Rule"). The notice further stated that pursuant to Marketplace Rule 4310(c)(8)(C), the Company would be provided 30 calendar days (or until June 30, 2008) to regain compliance. If, at anytime before June 30, 2008, the market value of listed securities of the Company was $35,000,000 or more for a minimum of 10 consecutive business days, the Company could’ve regained compliance with the Marketplace Rules.

On July 1, 2008, the Company received a Nasdaq Staff Determination letter from The NASDAQ Stock Market Listing Qualifications Department stating that the Company has not regained compliance with the Rule. Accordingly, unless the Company requests an appeal of this determination, trading of the Company’s common stock will be suspended at the opening of business on July 10, 2008 and Nasdaq will remove the Company’s securities from listing and registration on the Nasdaq Capital Market.

The Company will request an appeal of Staff’s determination with the Nasdaq Listing Qualifications Panel (the “Panel”) by the required date, July 8, 2008. A hearing request will stay the suspension of the Company’s securities pending the Panel’s decision. A copy of the Company’s press release announcing receipt of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1 Press Release of Neonode Inc., dated July 2, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: July 2, 2008

NEONODE Inc.

By:	/s/ David W Brunton
David W Brunton
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Neonode Inc., dated July 2, 2008